Exhibit 10.24

Execution Version

SECOND AMENDMENT TO

UNIT PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE UNIT PURCHASE AGREEMENT (this “Amendment”) is effective as of January 31, 2024, and is made by and between Watts Regulator Co., a Massachusetts corporation (“Buyer”), and G6 Adventures Corporation, a Wisconsin corporation (“Parent”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement, as amended hereby.

WHEREAS, Buyer and Parent are party to that certain Unit Purchase Agreement, dated as of August 30, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Buyer, Parent, Bradley Company, LLC, a Wisconsin limited liability company (f/k/a Bradley Corporation), and Watts Water Technologies, Inc., a Delaware corporation (solely for the purpose of Section 5.8 therein), as amended by (i) that certain letter agreement by and between Buyer and Parent, dated October 9, 2023, and (ii) that certain Amendment to the Unit Purchase Agreement, effective as of December 15, 2023; and

WHEREAS, Buyer and Parent wish to further amend Section 2.4(c) of the Purchase Agreement for the convenience of the parties.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Amendment to the Purchase Agreement. Section 2.4(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“On or before March 1, 2024, Buyer shall prepare and deliver to Parent a Closing Statement, together with a calculation of the Equity Value based thereon and the Proposed Adjustment Amount (collectively, the “Preliminary Closing Statement”).”

2.	No Other Amendments. Except as specifically amended hereby, the Purchase Agreement shall continue in full force and effect as written.
3.	Incorporation by Reference. The provisions of Sections 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.16 are hereby incorporated herein mutatis mutandis.
4.	Counterparts; Telecopy Execution and Delivery. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy, or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com). Such execution and delivery shall be considered valid, binding, and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy, or other reproduction hereof.
5.	Entire Agreement. This Amendment, together with the Purchase Agreement, constitutes the entire agreement among the parties with respect to the subject matters contained herein and therein and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matters contained herein and therein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BUYER:

Watts Regulator Co.

By: /s/ Robert J. Pagano, Jr.
Name: Robert J. Pagano, Jr.
Title: Chief Executive Officer

PARENT:

G6 Adventures Corporation

By: /s/ Bryan H. Mullett
Name: Bryan H. Mullett
Title: Chairman and CEO